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                                                                      Exhibit 21




                             TUSCARORA INCORPORATED


                              List of Subsidiaries


      The following is a complete list of the subsidiaries of the Company.


              Name of                                     Jurisdiction of
             Subsidiary                                    Incorporation
------------------------------------------              ------------------
Alpine Packaging, Inc.(1)                                     Colorado
Tuscarora Investment Corporation(1)                           Delaware
Tuscarora International, Inc.(1)                              Delaware
     Tuscarora, S.A. de C.V.(2)                               Mexico
     Tuscarora de Mexico, S.A. de C.V.(2)                     Mexico
Tuscarora Limited(1)                                          England
     Tuscarora (Scotland) Limited(3)                          England
     Tuscarora (London) Limited(3)                            England
        Arrowtip Limited(4)                                   England
        Anglican Expanded
          Products Limited(4)                                 England



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(1)     100% owned by Tuscarora Incorporated.
(2) All but one share is owned by Tuscarora International, Inc. and 1 share is owned by Tuscarora Incorporated.
(3)     100% owned by Tuscarora Limited.
(4)     100% owned by Tuscarora (London) Limited.